                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                      Applied Extrusion Technologies, Inc.
                (Name of Registrant as Specified In Its Charter)

                      Applied Extrusion Technologies, Inc.
                    (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

[LOGO]

Applied Extrusion Technologies, Inc.
3 Centennial Drive
Peabody, Massachusetts  01960


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 29, 1997

                              ---------------------


     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Applied Extrusion Technologies, Inc. will be held at the 36th Floor Conference Center, Ropes & Gray, One International Place, Boston, Massachusetts at 10:30 a.m. on Wednesday, January 29, 1997 for the following purposes:

     1. To elect two Class II directors.

     2. To transact any other business that may properly come before the Meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 2, 1996 are entitled to notice of and to vote at the Meeting.

     If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                          By Order of the Board of Directors,



                                          Gerald M. Haines, II
                                          Secretary

December 24, 1996

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 29, 1997

                                 --------------

                                 PROXY STATEMENT

                                 --------------


     The enclosed form of proxy is solicited on behalf of the Board of Directors of Applied Extrusion Technologies, Inc. ("AET" or the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the 36th Floor Conference Center, Ropes & Gray, One International Place, Boston, Massachusetts 02110 at 10:30 a.m. on Wednesday, January 29, 1997 or at any adjournment thereof. A proxy may be revoked by a stockholder at any time before it is voted
(i) by returning to the Company another properly signed proxy bearing a later date, (ii) by otherwise delivering a written revocation to the Secretary of the Company or (iii) by attending the Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting.

     The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) may solicit proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its directors, officers and regular employees to solicit proxies personally and by mail, telephone or telegram from brokerage houses and other shareholders. The Company will also reimburse brokers, banks and other custodians, nominees and fiduciaries and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

     In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. The holders of record of shares of the common stock, $.01 par value (the "Common Stock"), of the Company at the close of business on December 2, 1996 are entitled to receive notice of and to vote at the Meeting. As of that date, the Company had issued and outstanding 10,264,161 shares of Common Stock each of which is entitled to one vote on each matter to come before the Meeting.

     Consistent with state law and under the Company's by-laws, a majority of the shares entitled to vote on a particular matter, present in person or represented by proxy at a meeting, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company to act as election inspectors for the Meeting. The two nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director, or that reflect abstentions or "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the election of directors.

     The Annual Report to Stockholders for AET's fiscal year ended September 30, 1996 accompanies this proxy statement. This proxy statement and the enclosed proxy are being mailed to Stockholders on the same date as the date of the Notice of Annual Meeting. The principal executive offices of AET are located at 3 Centennial Drive, Peabody, Massachusetts 01960.

                                   ITEM NO. 1
                                   ----------
                              ELECTION OF DIRECTORS

     The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked in favor of the election as directors of the two nominees named below, both of whom are currently directors of the Company, unless authority to vote for the election of one or both of such nominees is withheld by marking the proxy to that effect.

     Pursuant to the Company's Restated Certificate of Incorporation, as amended, the Board of Directors is divided into three classes, as nearly equal in number as possible, so that each director will serve for three years, with one class of directors being elected each year. Hansjorg Wyss has informed the Company that, due to other commitments, he has chosen not to stand for reelection upon the expiration of his current term as a Director. Pursuant to the Restated Certificate of Incorporation and By-laws, the nominees include only the two directors standing for reelection and designated as Class II Directors, whose terms expire at the 1997 Annual Meeting. The enclosed proxy cannot be voted for a greater number of persons than two.

     If Proposal I is approved, Nader A. Golestaneh and Paul W. Marshall will be elected as Class II Directors for a term of three years expiring at the 2000 Annual Meeting, and until their respective successors are elected and shall qualify to serve.

     It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees or to fix the number of directors at a lesser number.


NOMINEES

NAME, AGE (AS OF DECEMBER 2, 1996),                                                         DIRECTOR        TERM
BUSINESS AND CURRENT DIRECTORSHIPS                                                            SINCE        EXPIRES
----------------------------------                                                           -------       -------

NADER A. GOLESTANEH, 35 -- Director of the Company; since 1990, President of                  1986           1997
Centremark Properties, Inc., a Real Estate Management and Development Company;
since 1986, attorney in private practice in Boston, Massachusetts.

PAUL W. MARSHALL, 56 -- Director of the Company; Senior Lecturer of Business                  1986           1997
Administration, Harvard Business School; since December 1991, Chairman of the
Board and Chief Executive Officer of Rochester Shoe Tree Company, Inc., a
manufacturer and distributor of cedar shoe trees and other cedar and shoe care products; from 1989 to November 1991, Chairman of Industrial Economic Co., a
management consulting firm; from 1989 TO 1992, Adjunct Professor, Harvard
Business School; Director of Foodbrands America, Incorporated, a manufacturer and distributor of food products, and Raymond James Financial Corporation, a regional brokerage firm.



CURRENT DIRECTORS

NAME, AGE (AS OF DECEMBER 2, 1996)                                                          DIRECTOR        TERM
BUSINESS EXPERIENCE AND CURRENT DIRECTORSHIPS                                                 SINCE        EXPIRES
---------------------------------------------                                                -------       -------

ROBERT H. BEEBY, 64 -- Director of the Company; from 1989 to June 1991,                       1994           1998
President and Chief Executive Officer of FRITO-LAY, Inc., a United States
manufacturer and distributor of snack foods; from 1984 TO 1988, President and
Chief Executive Officer of Pepsi-Cola International, an international soft drink manufacturer and distributor; Director of Church & Dwight, a manufacturer of consumer products and specialty chemicals, and The Columbia Gas System, Inc., A producer, transmitter and distributor of natural gas in the eastern United states.

RICHARD G. HAMERMESH, 48 -- Director of the Company; since August 1987,                       1986           1998
Managing Partner, Center for Executive Development, an independent executive education and training firm; Director of BE Aerospace, Inc., a manufacturer of cabin interior products for commercial aircraft.

JOSEPH J. O'DONNELL, 53 -- Director of the Company; since 1978, Chairman of                   1986           1998
the Board and Chief Executive Officer of Boston Concessions Group, Inc., A
Company that manages food service operations in ski areas, amusement parks, restaurants and theaters.

AMIN J. KHOURY, 57 -- Founder and Chairman of the Board of Directors of the                   1986           1999
Company since October 1986; from October 1986 to August 1993, Chief Executive
Officer of the Company; President of the Company from August 1988 through
November 1992; Founder and Chairman of the Board of Directors of BE Aerospace,
Inc., a manufacturer of cabin interior products for commercial aircraft;
Director of Brooks Automation, Inc., a leading worldwide independent supplier of vacuum substrate handling robots, modules and cluster tool platforms for semiconductor and flat panel display manufacturing; Director of Aurora
Electronics, Inc., a supplier of spare parts distribution, environmental recycling and recovery services to the electronics industry.

THOMAS E. WILLIAMS, 50 -- Director, President and Chief Operating Officer of the              1992           1999
Company since December 1992; Chief Executive Officer of the Company since August
1993; from 1988 until 1992, President and Chief Executive Officer of Home
Innovations, Inc., a home furnishings company; from 1980 until 1988, held a number of executive positions with PepsiCo, Inc.




MARK M. HARMELING, 44 -- Director of the Company since 1986; since 1991,                      1986           1999
President of Bay State Reality Advisors, a real estate consulting firm; from
1985 to 1991, President of Intercontinental Real Estate Corporation, A real estate holding and development corporation; Director of Universal Holding
Corporation, an insurance holding company.


BOARD MEETINGS AND COMMITTEES

     The Board of Directors held four meetings during the fiscal year ended September 30, 1996. Each incumbent director attended at least 75% of the Board meetings and the meetings held by committees on which he served during such fiscal year. The Board of Directors currently has two standing committees, the Audit Committee and the Stock Option and Compensation Committee (the "Compensation Committee"). The Company does not have a standing Nominating Committee.

     The Audit Committee, composed of Richard G. Hamermesh and Paul W. Marshall, held one meeting during the fiscal year ended September 30, 1996. The Audit Committee recommends to the Board of Directors the independent auditors to be engaged by the Company, reviews with management and with the independent auditors the Company's internal accounting procedures and controls, and reviews with the independent auditors the scope and results of their audit, as well as the scope of the auditor's internal activities.

     The Compensation Committee, which in fiscal 1996 was composed of Robert H. Beeby and Mark M. Harmeling, held one meeting and acted pursuant to written consent on eleven occasions during the fiscal year ended September 30, 1996. The Compensation Committee provides recommendations to the Board regarding compensation matters and administers the Company's stock option and compensation plans.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company's Common Stock as of December
12, 1996 by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each of the chief executive officer and the Company's four other most highly compensated executive officers who were serving at the end of fiscal 1996 (collectively, the "Named Executive Officers") and each director of the Company, and (iii) all executive officers and directors of the Company as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned:

                                                                           COMMON STOCK
                                                                        BENEFICIALLY OWNED
                                                                        ------------------
                                                                                     PERCENT OF
                                                                    NUMBER OF        OUTSTANDING
NAMES                                                                SHARES           SHARES(1)
-----                                                                ------           ---------
T. Rowe Price Associates, Inc....................................      587,000             5.40%
     100 E. Pratt Street
     Baltimore, MD 21202
The Prudential Insurance Company of America......................      571,900             5.30%
     Prudential Plaza
     Newark, NJ 07102
T. Rowe Price Small Cap Value Fund, Inc..........................      550,000             5.06%
     100 E. Pratt Street
     Baltimore, MD 21202

Thomas E. Williams*+.............................................      258,800(2)          2.38%
Hansjorg Wyss+...................................................      213,928(3)          1.97%
Amin J. Khoury*+.................................................      109,000(4)          1.00%
David N. Terhune*................................................       63,067(5)           **
Paul W. Marshall+................................................       59,382(6)           **
Joseph J. O'Donnell+.............................................       37,500(7)           **
Mark M. Harmeling+...............................................       37,500(8)           **
Mark S. Abrahams*................................................       33,250(9)           **
Richard G. Hamermesh+............................................       20,375(10)          **
Nader A. Golestaneh+.............................................       15,000(11)          **
Robert H. Beeby+.................................................       13,750(12)          **
Anthony J. Allott*...............................................       13,017(13)          **
All directors and executive officers as a group (12 persons).....      879,554(14)         8.08%

----------


*    Named Executive Officer

+    Director of the Company

**   Less than 1 percent

(1) The number of shares of Common Stock deemed outstanding includes: (i) 10,264,161 shares of Common Stock outstanding as of December112, 1996 and (ii) shares of Common Stock subject to outstanding stock options which are exercisable by the named individual or group in the next sixty days (commencing on December 12, 1996).

(2) Includes (i) 237,500 shares issuable upon the exercise of outstanding stock options and (ii) 11,300 shares held by the AET Executive Deferred Compensation Plan Trust for the benefit of Mr. Williams. Excludes options to purchase 162,500 shares of Common Stock which are not exercisable in the next sixty days.

(3) Includes 37,500 shares issuable upon the exercise of outstanding stock options. Excludes options to purchase 12,500 shares of Common Stock which are not exercisable in the next sixty days.

(4) Includes 100,000 shares issuable upon the exercise of outstanding stock options. Excludes options to purchase 225,000 shares of Common Stock which are not exercisable in the next sixty days.

(5) Includes (i) 50,000 shares issuable upon the exercise of outstanding stock options and (ii) 4,000 shares held by the AET Executive Deferred Compensation Plan Trust for the benefit of Mr. Terhune. Excludes options to purchase 187,500 shares of Common Stock which are not exercisable in the next sixty days.

(6) Includes (i) 10,000 shares held by Mr. Marshall as trustee of the Paul Marshall Self Employed Retirement Plan and (ii) 37,500 shares issuable upon the exercise of outstanding stock options. Excludes options to purchase 12,500 shares of Common Stock which are not exercisable in the next sixty days.

(7) Includes 37,500 shares issuable upon the exercise of outstanding stock options. Excludes options to purchase 12,500 shares of Common Stock which are not exercisable in the next sixty days.

(8) Includes 37,500 shares issuable upon the exercise of outstanding stock options. Excludes (i) 87,057 shares held in trusts for the benefit of Mr. Harmeling's children, of which Mr. Harmeling disclaims all beneficial interest, and (ii) options to purchase 12,500 shares of Common Stock which are not exercisable in the next sixty days.

(9) Includes (i) 27,500 shares issuable upon the exercise of outstanding stock options and (ii) 1,750 shares held by the AET Executive Deferred Compensation Plan Trust for the benefit of Mr. Abrahams. Excludes options to purchase 22,500 shares of Common Stock which are not exercisable in the next sixty days.

(10) Includes 11,250 shares issuable upon the exercise of outstanding stock options. Excludes options to purchase 12,500 shares of Common Stock which are not exercisable in the next sixty days.

(11) Includes 15,000 shares issuable upon the exercise of outstanding stock options. Excludes options to purchase 12,500 shares of Common Stock which are not exercisable in the next sixty days.

(12) Includes 13,750 shares issuable upon the exercise of outstanding stock options. Excludes options to purchase 21,250 shares of Common Stock which are not exercisable in the next sixty days.

(13) Includes (i) 11,250 shares issuable upon the exercise of outstanding stock options and (ii) 600 shares held by the AET Executive Deferred Compensation Plan Trust for the benefit of Mr. Allott. Excludes options to purchase 38,750 shares of Common Stock which are not exercisable in the next sixty days.

(14) Includes and excludes the shares described in notes (2) through (13).

                             EXECUTIVE COMPENSATION

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Stock Option and Compensation Committee (the "Compensation Committee"), which is responsible for review and approval of compensation matters relating to executive officers of the Company and administering the Company's stock option plans, makes the following report on executive compensation for fiscal 1996.

     The Company's executive compensation program is designed to recruit, retain, reward and motivate talented executives who are capable of leading the Company in achieving its strategic and financial objectives in the competitive and rapidly changing oriented polypropylene and apertured films industries.

     The Company relies on three compensation components to motivate executive performance: annual salary, incentive cash bonuses and stock-based incentive compensation. Each of the Named Executive Officers has an annual base salary, established by an employment agreement or otherwise, at a level the Company believes is comparable to companies in its industry and consistent with the range for growth companies traded on the Nasdaq National Market System. In addition to base salary, each Named Executive Officer is eligible to receive an incentive cash bonus at the end of each fiscal year based upon corporate performance and that officer's individual performance. Corporate performance is measured by the Company's strategic and financial performance in that fiscal year, with particular reference to operating earnings for the year. Because the Compensation Committee believes that short-term fluctuations in stock price do not necessarily reflect the underlying strength or future prospects of the Company, the Compensation Committee does not emphasize year-to-year changes in stock price in its evaluation of corporate performance. Individual performance is measured by the strategic and financial performance of the particular officer's operational responsibility in comparison to targeted performance criteria.

     While skeptical about the significance of short-term fluctuations in stock price, the Compensation Committee believes that long-term stock price appreciation will reflect the Company's achievement of its strategic goals and objectives. Accordingly, the Company seeks to create long-term performance incentives for its key employees by aligning their economic interests with the interests of the Company's long-term shareholders through the Company's stock-based incentive compensation program. Stock options are granted to key employees at a price equal to the fair market value on the date of grant, and awards are based on the performance of such employees and anticipated contributions by such employees in helping the Company achieve its strategic goals and objectives. Stock option grants are also made by reference to the number of stock options an employee already holds.

     During its most recent fiscal year, despite achieving the majority of its strategic objectives associated with its strategy for creation of long term shareholder value, revenues and operating earnings did not meet the Company's projections as a result of factors affecting the OPP Films industry as a whole, and therefore the Company did not pay cash bonuses to any of its Named Executive Officers other than Mark S. Abrahams. The Company did grant stock options to key employees, other than Named Executive Officers, upon recommendation of management and approval of the Compensation Committee.

     The Company has entered into long-term employment agreements with Amin J. Khoury, who serves as Chairman of the Board of the Company, Thomas E. Williams, who serves as President and Chief Executive Officer of the Company, David N. Terhune, who serves as Executive Vice President and Chief Operating Officer of the Company, and Mark S. Abrahams, who serves as Vice President and General Manager, Specialty Nets and Profiles Division of the Company. See "Employment Contracts" below. Prior to entering into the employment agreements with Messrs. Khoury and Williams, the Company engaged compensation consultants who provided compensation survey information for executive officers of similarly situated companies.

     With respect to the above matters, the Compensation Committee submits this report.

           STOCK OPTION AND COMPENSATION COMMITTEE
           Mark M. Harmeling
           Nader A. Golestaneh

     The following tables set forth information with respect to the compensation of the Named Executive Officers earned during fiscal 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                             ANNUAL COMPENSATION               COMPENSATION
                                             -----------------------------------------------   ------------
                                                                                OTHER ANNUAL       STOCK         ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR     SALARY($)(1)(2)   BONUS($)(1)     COMPENSATION($)   OPTIONS(#)    COMPENSATION($)
---------------------------         ----     ---------------   -----------     ---------------   ----------    ---------------
Thomas E. Williams                  1996          396,128              -             -            150,000(3)      24,992(4)
    President and                   1995          377,708        378,000             -            150,000         21,468(4)
    Chief Executive Officer         1994          317,431        435,000             -            150,000         15,875(4)

Amin J. Khoury                      1996          396,128              -             -            200,000(3)              -
    Chairman of the Board           1995          377,708        189,000             -            200,000                 -
                                    1994          330,814        530,000             -            100,000                 -
David N. Terhune(5)                 1996          241,667              -             -            160,000(3)              -
    Executive Vice President        1995          191,667        200,000             -            160,000         66,842(6)
    and Chief Operating Officer     1994          116,667        145,000             -             65,000                -

Mark S. Abrahams(7)                 1996          178,143         78,000             -             20,000(3)             -
    Vice President and General      1995          161,831        128,000             -             20,000         60,375(8)
    Manager, Specialty Nets &       1994          128,750         66,000             -             30,000         60,300(8)
    Profiles Division

Anthony J. Allott(9)                1996          127,994              -             -             15,000(3)      40,000(10)
    Vice President, Treasurer and   1995          106,058         69,000             -             15,000         45,026(10)
    Chief Financial Officer         1994           11,538         30,000             -             15,000                -

----------

(1) Includes amounts earned but deferred by the executive officer at the election of those officers pursuant to the Company's 401(k) plan or Executive Deferred Compensation Plan.

(2) Includes compensation earned as a Director of the Company in the cases of Mr. Williams and Mr. Khoury.

(3) Represents a repricing in fiscal 1996 of options originally granted in fiscal 1995; no additional options were granted to Named Executive Officers in fiscal 1996. See "Report on Repricing of Options" on page 14.

(4) Includes life and disability insurance premiums paid by the Company pursuant to the terms of the employment agreement between the Company and Mr. Williams.

(5)  Mr. Terhune was hired by the Company on February 1, 1994.

(6)  Includes moving and relocation expenses paid to Mr. Terhune.

(7)  Mr. Abrahams was hired by the Company on November 22, 1993.

(8)  Includes moving and relocation expenses paid to Mr. Abrahams.

(9)  Mr. Allott was hired by the Company on August 15, 1994.

(10) Represents amounts received in connection with Mr. Allott's relocation.

                                       10



                      OPTION GRANTS(1) IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------
                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                              % OF TOTAL                                            ANNUAL RATES OF STOCK
                                               OPTIONS                                             PRICE APPRECIATION FOR
                                              GRANTED TO                                             OPTION TERM($)(3)
                              OPTIONS        EMPLOYEES IN        EXERCISE        EXPIRATION       --------------------------
NAME                        GRANTED(#)      FISCAL YEAR(2)      PRICE($/SH)         DATE               5%             10%
----                        ----------      --------------      -----------         ----               --             ---
Thomas E. Williams           150,000(4)         19.67%             $8.25          03/23/05           $778,252      $1,972,253

Amin J. Khoury                50,000             6.56%             $8.25          10/26/04           $259,417        $657,417
                             150,000(4)         19.67%             $8.25          03/23/05           $778,252      $1,972,253

David N. Terhune              10,000             1.31%             $8.25          10/26/04            $51,883        $131,483
                             150,000(4)         19.67%             $8.25          03/23/05           $778,252      $1,972,253

Mark S. Abrahams              20,000             2.62%             $8.25          05/17/05           $103,767        $262,967

Anthony J. Allott             15,000             1.97%             $8.25          05/17/05            $77,825        $197,225

----------

(1) All options referenced in this table represent options originally granted in fiscal 1995 and repriced in fiscal 1996. Applicable regulations of the U.S. Securities and Exchange Commission require that repriced options be listed as option grants for reporting purposes herein. The company did not grant any additional options to the Named Executive Officers set forth above. See "Report on Repricing of Options" on page 14.

(2) For purposes of this calculation, all previously granted employee stock options repriced during the fiscal year (covering 762,500 shares of Common Stock, of which 166,500 were originally granted earlier in the fiscal year) are treated as new grants (see footnote 1, above). Unless otherwise noted, all options set forth in the table become exercisable in four equal annual increments commencing on the first anniversary of the date of grant, and expire on the tenth anniversary of the date of original grant.

(3) These potential realizable values are based on assumed rates of appreciation required by applicable regulations of the U.S. Securities and Exchange Commission. The potential realizable values stated are not discounted to their present value.

(4) The options become exercisable in full on the earlier of: (i) January 1, 1998, (ii) the sale by the Company of all or substantially all of its assets or properties, or (iii) the sale by all of the stockholders of the Company of all of their shares of capital stock of the Company.

                                       11



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                             VALUE OF
                                                                    NUMBER OF           UNEXERCISED OPTIONS
                                                               UNEXERCISED OPTIONS         IN-THE-MONEY
                                                                  AT FY-END (#)            AT FY-END ($)
                           SHARES ACQUIRED       VALUE            EXERCISABLE/             EXERCISABLE/
NAME                         ON EXERCISE      REALIZED ($)        UNEXERCISABLE          UNEXERCISABLE(1)
----                         -----------      ------------        -------------          ----------------

Thomas E. Williams                -                -            175,000/225,000         $818,375/$556,125

Amin J. Khoury                 159,048          1,142,919        87,500/237,500         $245,312/$382,812

David N. Terhune                  -                -             35,000/190,000          $91,874/$304,999

Mark S. Abrahams                  -                -              20,000/30,000           $76,250/$90,000

Anthony J. Allott                 -                -              11,250/18,750           $15,468/$25,780

----------

(1) The closing price for the Company's Common Stock on the NASDAQ National Market System on September 30, 1996, the last trading day of the fiscal year, was $9.50 Per share.

COMPENSATION OF DIRECTORS

     Directors of the Company receive compensation of $2,500 per quarter, and Directors who are also committee members receive an additional $1,250 per quarter for each committee on which they serve. Directors who are not officers of the Company (the "Eligible Directors") also receive a $1,000 attendance fee for each meeting which they attend. In addition, Eligible Directors are entitled to participate in the Company's 1991 Stock Option Plan for Directors (the "Directors' Plan"). Under the Directors' Plan, each Eligible Director is awarded an option covering 5,000 shares of Common Stock on June 30 of each year the plan is in effect, provided he or she is an Eligible Director on that date. In addition, each Eligible Director, excluding those individuals who are currently directors of the Company, is awarded an initial grant covering 25,000 of Common Stock as of the date of his or her first election as a director.

     The exercise price of all options granted under the Directors' Plan may not be less than 100% of the fair market value of the Common Stock on the date of the grant. Options expire 10 years after the date of grant and become exercisable, subject to certain conditions which accelerate vesting, as follows:
25% on the first anniversary of the date of grant and an additional 25% each calendar year thereafter. On June 30, 1996, each Eligible Director was awarded an option to purchase 5,000 shares of Common Stock at a price of $12.75 per share.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Thomas E. Williams. Mr. Williams and the Company have entered into an employment agreement pursuant to which he currently serves as President and Chief Executive Officer of the Company. The agreement became effective as of April 26, 1994 and extends through April 25, 1999. Under the employment agreement, Mr. Williams receives an annual base salary, and any bonus payable to Mr. Williams is at the discretion of the Company. If the Company terminates Mr. Williams' employment without cause (as defined in the agreement) after April 26, 1999, the Company will continue to pay his salary for the shorter of two years or until he commences full-time comparable employment with another employer. In the event of a change of control of the Company, the employment agreement with Mr. Williams will automatically renew for a period equal to its initial term of five (5) years.

     Amin J. Khoury. Mr. Khoury and the Company have entered into an employment agreement pursuant to which he currently serves as Chairman of the Board of Directors of the Company. The agreement became effective as of April 26, 1994 and extends through April 25, 1999. Under the employment agreement, Mr. Khoury receives an annual base salary, and any bonus payable to Mr. Khoury is at the discretion of the Company. If the Company terminates Mr. Khoury's employment without cause (as defined in the agreement) after April 26, 1999, the Company will continue to pay his salary for the shorter of two years or until he commences other comparable employment. Under the terms of his current agreement, if Mr. Khoury dies, his designee or estate is entitled to receive his base salary for the remainder of the term of the employment agreement. If he becomes disabled, he is entitled to receive his base salary, plus all benefits owing under the agreement, for the remainder of its term. In the event of a change of control of the Company, the employment agreement with Mr. Khoury will automatically renew for a period equal to its initial term of five (5) years.

     David N. Terhune. Mr. Terhune and the Company have entered into an employment agreement pursuant to which he currently serves as Executive Vice President and Chief Operating Officer of the Company. The agreement became effective as of February 1, 1996 and extends through January 31, 1999. Under the agreement, Mr. Terhune receives an annual base salary, and any bonus payable to Mr. Terhune is at the discretion of the Company. If the Company terminates Mr. Terhune's employment without cause (as defined in the agreement) after July 31, 1997, the Company will continue to pay his base salary for the shorter of eighteen months or until he commences full time employment with another employer. In the event of a change of control of the Company, the employment agreement with Mr. Terhune will automatically renew for a period equal to its initial term.

     Mark S. Abrahams. Mr. Abrahams and the Company have entered into an employment agreement pursuant to which he currently serves as Vice President and General Manager, Specialty Nets & Profiles Division. The agreement extends through June 1, 1999. Under the agreement, Mr. Abrahams receives an annual base salary, and any bonus payable to Mr. Abrahams is at the discretion of the Company. If the Company terminates Mr. Abrahams' employment without cause (as defined in the agreement) after June 1, 1998, the Company will continue to pay his base salary for the shorter of one year or until he commences full time employment with another employer.

     Anthony J. Allott. Mr. Allott and the Company have entered into an agreement pursuant to which, in the event that the Company terminates Mr. Allott's employment without cause (as defined in the agreement), the Company will continue to pay his base salary for the shorter of one year or until he commences comparable full time employment with another employer.

REPORT ON REPRICING OF OPTIONS

     The Stock Option and Compensation Committee makes the following report on the repricing of options in fiscal 1996:

     On September 23, 1996, the Stock Option and Compensation Committee repriced certain outstanding options of the Company with exercise prices ranging from $10.875 to $15.50 per share so that such repriced options now have an exercise price of $8.25, the closing market price of the Company's Common Stock on September 23, 1996. The repricing affected stock options held by forty-nine (49) individuals in managerial positions throughout the Company. The Committee believes that, particularly in view of the fact that no additional options were granted to Named Executive Officers and only one such officer received a cash bonus with respect to the most recently completed fiscal year, executives and other employees of the Company to whom stock options have been granted have a greater incentive to perform to their maximum potential and to continue their service with the Company when they perceive their options as having, or being close to having, an immediate and realizable value.

     With respect to the above matter, the Stock Option and Compensation Committee submits this report.

                                 STOCK OPTION AND COMPENSATION COMMITTEE
                                 Mark M. Harmeling
                                 Robert H. Beeby


                           TEN-YEAR OPTION REPRICINGS

                                                                                                               LENGTH OF
                                              NUMBER OF       MARKET PRICE       EXERCISE                      ORIGINAL
                                             SECURITIES        OF STOCK AT       PRICE AT                     OPTION TERM
                                             UNDERLYING          TIME OF          TIME OF                    REMAINING AT
                                               OPTIONS        REPRICING OR     REPRICING OR        NEW          DATE OF
                                             REPRICED OR        AMENDMENT        AMENDMENT      EXERCISE     REPRICING OR
            NAME                 DATE        AMENDED (#)            ($)              ($)        PRICE ($)      AMENDMENT
            ----                 ----        -----------      -------------    ------------     ---------      ---------



Amin J. Khoury..............   09/23/96        50,000              8.25           10.875          8.25        8 years, 1 mos.
  Chairman                     09/23/96       150,000              8.25           13.375          8.25        8 years, 6 mos.

Thomas E. Williams..........   09/23/96       150,000              8.25           13.375          8.25        8 years, 6. mos.
  President and Chief
    Executive Officer

David N. Terhune............   09/23/96        10,000              8.25           10.875          8.25        8 years, 1 mos.
  Executive Vice President     09/23/96       150,000              8.25           13.375          8.25        8 years, 6 mos.
    and Chief Operating
    Officer

Anthony J. Allott...........   09/23/96        15,000              8.25            15.50          8.25        8 years, 6 mos.
  Vice President and
    Chief Financial Officer

Mark S. Abrahams............   09/23/96        20,000              8.25            15.50          8.25        8 years, 4 mos.
 Vice President and
    General Manager

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into a Supply Agreement dated April 17, 1990 with BE Aerospace, Inc., a Delaware corporation ("BE Aerospace"), pursuant to which the Company has agreed to sell to BE Aerospace its requirements of certain injection-molded plastic components through March 31, 1998. The price to be paid to the Company by BE Aerospace for products purchased under the Supply Agreement is an amount which results in a 33 1/3% gross margin to the Company, after including in the Company's standard cost for such products all direct and indirect costs of labor, materials, equipment and overhead. Purchases by BE Aerospace and its affiliates under the Supply Agreement during the fiscal year ended September 30, 1996 were approximately $1,649,000. Amin J. Khoury is a director and officer of BE Aerospace. Messrs. Richard G. Hamermesh and Hansjorg Wyss are also directors of BE Aerospace.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the Nasdaq Stock Market - US Index, the Dow Jones Industrial Technology Index and the Standard & Poors Manufacturing (Diversified Industry) Index from September 30, 1991, through September 30, 1996, the last trading day of fiscal 1996. The cumulative total shareholder return is based on $100 invested in Common Stock of the Company and in the stocks comprising the respective indices on September 30, 1991 (including reinvestment of dividends).



                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
  AMONG APPLIED EXTRUSION TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET-US INDEX,
                   THE DOW JONES INDUSTRIAL TECHNOLOGY INDEX
                 AND THE S&P MANUFACTURING (DIVERSIFIED) INDEX

                                            9/91       9/92      9/93       9/94       9/95      9/96
                                            ----       ----      ----       ----       ----      ----
Applied Extrusion Technologies, Inc.        100         69        62        118        188        94

NASDAQ Stock Market -- U.S.                 100        112       147        148        204       237

Dow Jones Industrial Technology             100        103       101        113        142       152

S&P Manufacturing (Diversified)             100        105       125        138        184       243


* $100 Invested on 9/30/91 in stock or index -- including Reinvestment of Dividends. Fiscal year ending September 30.


     The stock prices on the Performance Graph are not necessarily indicative of future stock price performance. Each of the Report of the Compensation Committee of the Board of Directors and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with by those parties, except that (i) Mr Abrahams reported one month late on Form 4 his May 1996 acquisition of Common Stock through the Company's Executive Deferred Compensation Plan; and (ii) each of Messrs. Abrahams and Allott reported one month late on Forms 4 their February 1996 acquisition of Common Stock through Executive Deferred Compensation Plan, and five months late on Forms 5 their May 1995 stock option grants.

     In making the above statements, the Company has relied on the written representations of its directors and officers and copies of the reports that have been filed with the Commission.

                                   ----------

                                  AUDIT MATTERS

     Deloitte & Touche has been selected to audit the financial statements of the Company for the fiscal year ending September 30, 1997, and to report the results of their examination.

     A representative of Deloitte & Touche is expected to be present at the Meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders submitted for consideration at the Annual Meeting of Stockholders in 1998 must be received by the Company no later than August 1, 1997.

                                 OTHER BUSINESS

     The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

                                    FORM 10-K

     A COPY OF AET'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE BY WRITING TO: APPLIED EXTRUSION TECHNOLOGIES, INC., ATTN: GERALD M. HAINES, II, SECRETARY, 3 CENTENNIAL DRIVE, PEABODY, MASSACHUSETTS 01960.

                                  DETACH HERE                              EXT F

             ANNUAL MEETING OF APPLIED EXTRUSION TECHNOLOGIES, INC.

                                JANUARY 29, 1997
P
R       The undersigned hereby constitutes and appoints Messrs. Anthony J.
O    Allott and Gerald M. Haines, II, or either of them, with power of
X    substitution to each, proxies to vote and act at the Annual Meeting of
Y Stockholders of Applied Extrusion Technologies, Inc. to be held on January 29, 1997 at the Conference Center, 36th Floor, Ropes & Gray, One International Place, Boston, Massachusetts 02110 at 10:30 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock, par value $.01 per share, that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of all nominees for director, and in the discretion of the named proxies as to any other matter that may come before this meeting or any adjournments thereof.

                                                                     -----------
                                                                     SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
                                                                     -----------

                      APPLIED EXTRUSION TECHNOLOGIES, INC.

                              (NASDAQ NMS - AETC)

                                  DETACH HERE                              EXT F

[X] Please mark
    votes as in
    this example.

PLEASE DO NOT FOLD THIS PROXY.

1. Election of Directors
   The undersigned hereby GRANTS authority to elect the following nominees:
   Nader A. Golastanch and Paul W. Marshall

                  FOR BOTH          WITHHELD FROM
                  NOMINEES          BOTH NOMINEES
                    [ ]                  [ ]

[ ]____________________________________
For both nominees except as noted above




                                                               MARK HERE
                                                              FOR ADDRESS
                                                               CHANGE AND   [ ]
                                                              NOTE AT LEFT

                                        Please sign exactly as name(s) appear
                                        hereon. When signing as attorney,
                                        executor, administrator, trustee, or
                                        guardian, please sign your full title as such. Each joint owner should sign.

Signature:                 Date:         Signature:                Date:
          -----------------     --------           ----------------     --------